UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2016

New Colombia Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-51274	43-2033337
(Commission File Number)	(IRS Employer Identification No.)

Carrera 59, #94-138, Barranquilla- Atlántico, Colombia
(Address of principal executive offices) (Zip Code)

1-(410) 236-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2016, the Company entered into a joint venture operating agreement with MSG Mining Corp. (“MSG”) of Somerset, KY to develop MSG’s wholly owned Coal Mining Concession Contract # JC3-15231 in the Republic of Colombia to extract coal and possibly produce a Coke product for international or local sales.  The Company will meet at the mining site with MSG to determine their course of action based on an existing Work Plan developed by an experienced geological consulting firm in the area.  MSG asserts and has provided evidence it does own the mining rights to this concession contract with an approved Plan de Trabajo y Obra (“Work Plan”) from the Agencia Nacional de Mineria (“ANM”) and approved Licencia Ambiental (“Environmental License”) from the competent local environmental authority.

The Company and MSG are forming a Venture Company in Colombia to execute the agreement anticipating coal mining activities beginning in February of 2017.  Plans are to extract 10,000 tonnes of metallurgical coal per month scaling up as market conditions and available resources allow.  The Venture Company will be 51% owned by New Colombia Resources, Inc. and 49% owned by MSG Mining Corp. with profits and loses likewise distributed.

Item 8.01 Other Events.

The Company informs that an independent audit review is being performed by a registered PCAOB inspected auditing firm of their Form 10K annual report for Fiscal Year 2015.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

99.1

Excerpt from New Colombia Resources, Inc. and MSG Mining Corp. Joint Venture Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW COLOMBIA RESOURCES, INC.

Date:  November 25, 2016

By: /s/ John Campo

John Campo, Chief Executive Officer